Exhibit 99.01

Information Relating to Item 14 — Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $100,000,000 aggregate principal amount of First Mortgage Bonds, 5.450% Series due February 1, 2041, of South Carolina Electric & Gas Company, registered pursuant to Registration Statement on Form S-3 (File No. 333-163075-01) filed on November 12, 2009, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$11,610
Printing and Delivery Expense	20,000
Blue Sky and Legal fees	50,000
Rating Agency fees	192,500
Trustee fees	6,500
Accounting services	55,000
Miscellaneous	4,390
Total	$340,000